Exhibit 4


               PREFERREDPLUS 8.00% TRUST CERTIFICATES SERIES CTR-1





                                SERIES SUPPLEMENT

                                     between

                         MERRILL LYNCH DEPOSITOR, INC.,

                                  as Depositor,

                                       and

                              THE BANK OF NEW YORK,

                     as Trustee and Securities Intermediary









                          Dated as of October 25, 2001



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         SERIES SUPPLEMENT, dated as of October 25, 2001 (the "Supplement"), by and between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor, THE BANK OF NEW YORK, a New York corporation, as Trustee and Securities Intermediary.

                              W I T N E S S E T H:

         WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms" and, together with this Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee and Securities Intermediary, as modified by this Supplement;

         WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto into the Trust;

         WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of the Certificates evidencing undivided interests in the Trust and Call Rights; and

         WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Trustee of the Trust;

         WHEREAS, the Securities Intermediary has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Securities Intermediary of its obligations thereunder and hereunder;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee and Securities Intermediary as follows:

         Section 1. Incorporation of Standard Terms. All of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety and this Supplement and the Standard Terms shall form a single agreement among the parties. In the event of any inconsistency between the provisions of this Supplement and the provisions of the Standard Terms, the provisions of this Supplement will control with respect to the transactions described herein.

         Section 2. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Supplement (Section 2(b) hereof sets forth terms listed in the Standard Terms that are not applicable to this Series). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

         "Allocation Ratio": The allocation amongst the Certificateholders in accordance with their pro rata interests in the Certificates.

         "Authorized Denomination": With respect to Certificates, an aggregate stated amount of $1,000.

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         "Business Day": Any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close and that also is specified as a Business Day with respect to the Underlying Securities.

         "Call Date": Any Business Day that (i) a Call Holder designates as a Call Date on or after December 15, 2006; (ii) a Call Holder designates as a Call Date before December 15, 2006 and after receipt by the Call Holder of notice of the termination of the Trust or, within the period a tender offer is held open, after receipt of by the Call Holder of notice of a tender offer for the Underlying Securities; or (iii) at any time is deemed a Call Date upon an acceleration of the Underlying Securities and payment in full by the Underlying Securities Issuer of all amounts when due.

         "Call Holder": The holder of a Call Right.

         "Call Price": $25.00 per Certificate being called plus any accrued and unpaid interest on each Certificate being called to the Call Date.

         "Call Right": The right, but not the obligation, pursuant to the Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) of one or more Call Holders to purchase from the Certificateholders on a Call Date some or all of the Certificates for the Call Price.

         "Certificates": The 1,248,000 trust certificates issued in a stated amount of $25 each and entitled to receive on each Distribution Date until the Final Scheduled Distribution Date distributions at a rate of 8.00% per annum on their stated amount.

         "Closing Date": October 25, 2001.

         "Collection Period": (i) With respect to each June 15 Distribution Date, the period beginning on the day after the December 15 Distribution Date of the previous year and ending on such June 15 Distribution Date, inclusive, and
(ii) with respect to each December 15 Distribution Date, the period beginning on the day after the June 15 Distribution Date of the current year and ending on such December 15 Distribution Date, inclusive, except for the December 15, 2001 Distribution Date, as to which the Collection Period shall be the period beginning on the Cut-off Date and ending on such December 15, 2001 Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(c) hereof.

         "Corporate Trust Office": The office of the Trustee located at 114 West 47th Street, 25th Floor, New York, New York 10036, Attention: Corporate Trust Department; provided, however, that the office at which certificated securities are delivered for registration of transfer, cancellation or exchange shall be the office of the Trustee, located at 111 Broadway, Lower Level, New York, New York 10006.

         "Cut-off Date": October 25, 2001.

         "Depository": The Depository Trust Company, its nominees and their respective successors.

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         "Distribution Date": June 15 and December 15 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on December 15, 2001 and ending on the Final Scheduled Distribution Date.

         "Distribution Election": (a) If there occurs an Event of Default (as defined in the Underlying Securities Indenture) on the Underlying Securities under clauses __ or __ of section __ of the Underlying Securities Indenture, then the Trustee, upon receiving notice of such event, shall immediately direct the Market Agent to sell the Underlying Securities and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution in accordance with the Allocation Ratio on the first Business Day following such deposit into the Certificate Account.

         (b) If there occurs an acceleration of the date of maturity of the Underlying Securities and the Underlying Securities are declared to be immediately due and payable in accordance with the Underlying Securities Indenture, and the Underlying Securities Issuer:

                  (i) makes full payment of all amounts when due, then all holders of outstanding Call Rights will be deemed to have exercised their Call Rights automatically, and the Trustee, upon receiving such payment from the underlying Securities Issuer, shall, on the first Business Day following receipt of such payment, distribute from such payment the following amounts: (A) the Call Price per Certificate shall be distributed from such payment on account of each Certificate called from the holder thereof (which holders, pursuant to Section 2.02(d) of the Warrant Agreement, shall exclude Certificateholders to whom Delivery Certificates (as defined in the Warrant Agreement) were delivered in accordance with Section 2.02(d) of the Warrant Agreement),
         (B) the stated amount per Certificate plus accrued and unpaid distributions thereon, which shall be deemed to equal the Call Price per Certificate, shall be distributed from such payment on account of each Certificate held by Certificateholders to whom Delivery Certificates were delivered in accordance with Section 2.02(d) of the Warrant Agreement, and (C) any amounts remaining shall be distributed pro rata among the Call Holders that are deemed to have exercised their Call Rights automatically pursuant to this clause and the Certificateholders to whom Delivery Certificates were delivered in accordance with Section 2.02(d) of the Warrant Agreement;

                  (ii) makes a partial payment of all amounts when due, then the Trustee, upon receiving such payment, shall (A) immediately deposit such payment into the Certificate Account for distribution in accordance with the Allocation Ratio on the first Business Day following such deposit into the Certificate Account; provided, that if the Underlying Securities issuer places any condition, restriction or obligation on the acceptance of such partial payment including but not limited to a waiver of any right granted to a holder of the Underlying Securities, such partial payment will be rejected by the Trustee and no deposit will be made into the Certificate Account, (B) distribute a principal amount of the Underlying Securities equal to the stated amount of outstanding Trust Certificates and a pro rata portion of the Related Assets in accordance with the Allocation Ratio to each Certificateholder's last address as it appears in the Certificate Register within three Business Days of receiving said notice, and (C) if any Underlying Securities are not

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         distributed pursuant to clause (B), immediately direct the Market Agent to sell all Underlying Securities not so distributed and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution in accordance with the Allocation Ratio on the first Business Day following such deposit into the Certificate Account; or

                  (iii) fails to make such payment when due, then the Trustee, upon receiving notice of such failure to make payment, shall (A) distribute a principal amount of Underlying Securities equal to the stated amount of outstanding Trust Certificates and a pro rata portion of the Related Assets in accordance with the Allocation Ratio to each Certificateholder's last address as it appears in the Certificate Register within three Business Days of receiving said notice, and (B) if any Underlying Securities are not distributed pursuant to clause
         (A), immediately direct the Market Agent to sell all Underlying Securities not so distributed and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution in accordance with the Allocation Ratio on the first Business Day following such deposit into the Certificate Account.

                  (c) If the Underlying Securities Issuer of any Concentrated Underlying Securities ceases to be a reporting company under the Exchange Act, and no parent guarantor of such Underlying Securities Issuer, if any, includes in its Exchange Act reports condensed consolidating financial statements setting forth financial information for the Underlying Securities Issuer, then the Trustee, upon receiving notice of such event shall (A) distribute a principal amount of Underlying Securities equal to the stated amount of outstanding Trust Certificates and a pro rata portion of the Related Assets in accordance with the Allocation Ratio to each Certificateholder's last address as it appears in the Certificate Register within three Business Days of receiving said notice, and
(B) if any Underlying Securities are not distributed pursuant to clause (A), immediately direct the Market Agent to sell all Underlying Securities not so distributed and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution in accordance with the Allocation Ratio on the first Business Day following such deposit into the Certificate Account.

                  Upon receiving (A) notice of an acceleration of the date of maturity of the Underlying securities and the Underlying Securities Issuer's partial payment of all amounts when due as described in subsection (ii) of clause (b) above, or (B) notice of the events set forth in clause (c) above, the Trustee shall, 10 days prior to the exercise of any remedy, provide written notice of the termination of the Trust to the Call Holders. Notwithstanding (A) subsection (ii)(B) of clause (b) and (B) subsection (A) of clause (c), the Trustee shall not distribute any such partial payment, Underlying Securities or Related Assets to any Certificateholders before the earlier of (i) the expiry of the 10-day notice of termination period, and (ii) receipt by the Trust of notice of all Call Holders to elect to exercise their Call Rights. If less than all outstanding Call Rights are exercised, upon receiving such notice of election, the Trustee shall select by lot (or by such other reasonable procedure as may be established by the Trustee) for purchase by such exercising Call Holders the stated amount of Trust Certificates equal to the stated amount of Call Rights being

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exercised multiplied by the aggregate stated amount of the outstanding Trust
Certificates divided by the aggregate stated amount of the outstanding Call Rights. The Certificateholders of the Trust Certificates to be purchased shall not be entitled to any right other than the right to receive payment of an amount equal to the Call Price on the date such Call Rights are exercised, and such Trust Certificates shall be deemed to have been automatically surrendered by the Certificateholders to the Trust for further transfer to the exercising Call Holders. The share of the Underlying Securities and Related Assets to be distributed with respect to such called Trust Certificates shall be distributed to the exercising Call Holders. In the case of a sale by the Market Agent of Underlying Securities and Related Assets pursuant to clause (a) above, the Trustee shall deliver such Underlying Securities and Related Assets to the purchaser of such Underlying Securities and Related Assets only against payment in same day funds and the Trustee shall deposit the same into the Certificate Account.

         "Eligible Investments": As defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the lower of the rating of the Underlying Securities or the Trust Certificates, and (ii) the rating of any short-term instruments will be A-1+ by S&P and P1 by Moody's; and provided, further, that any such investment matures no later than the Business Day prior to the next succeeding Distribution Date.

         "Escrow Agent": As will be set forth in the Escrow Agreement.

         "Escrow Agreement": The escrow agreement to be entered into on the Call Date among a given Call Holder, the Trustee and the Escrow Agent pursuant to
Section 14(c)(iii)(2) hereof.

         "Event of Default": (i) A default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an event of default in the Underlying Securities Indenture. For a summary of certain events of default in the Underlying Securities Indenture, please refer to the Prospectus Supplement.

         "Final Scheduled Distribution Date": December 15, 2019 (or if such date is not a Business Day, the next succeeding Business Day).

         "Fixed Pass-Through Rate": 8.00% per annum.

         "Optional Exchange Date": Any Distribution Date.

         "Ordinary Expenses": The compensation due to the Trustee for Ordinary Expenses as defined in the Standard Terms, which, with respect to Ordinary Expenses other than those referred to in clause (iii) of such definition and other than the costs of converting to EDGAR format the periodic reports required for the Trust under the Exchange Act, shall be fixed at $2,000 per annum (payable in semi-annual installments of $1,000).

         "Pass-Through Rate": The Fixed Pass-Through Rate.

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         "Prepaid Ordinary Expenses": Zero (0).

         "Prospectus Supplement": The Prospectus Supplement dated October 22, 2001 relating to the Certificates.

         "Rating Agency": Moody's and S&P.

         "Record Date": The Business Day immediately preceding each Distribution Date.

         "Series": PREFERREDPLUS 8.00% Trust Certificates Series CTR-1.

         "Underlying Securities": The $31,200,000 aggregate principal amount of 8.00% Notes due December 15, 2019 issued by the Underlying Securities Issuer, as described in Schedule I hereto.

         "Underlying Securities Indenture": As set forth in Schedule I.

         "Underlying Securities Issuer": Cooper Tire & Rubber Company, a Delaware corporation.

         "Warrant Agreement": The Warrant Agreement, dated as of October 25, 2001, by and between the Trust and the Warrant Agent (as defined in the Warrant Agreement).

         (b) The terms listed below are not applicable to this Series.

         "Accounting Date"

         "Administration Account"

         "Administrative Agent"

         "Administration Agreement"

         "Administrative Agent Termination Event"

         "Advance"

         "Calculation Agent"

         "Eligible Expense"

         "Exchange Rate Agent"

         "Floating Pass-Through Rate"

         "Letter of Credit"

         "Limited Guarantor"

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         "Limited Guaranty"

         "Notional Amount"

         "Reserve Account"

         "Requisite Reserve Amount"

         "Retained Interest"

         "Surety Bond"

         "Swap Agreement"

         "Swap Counterparty"

         "Swap Distribution Amount"

         "Swap Guarantee"

         "Swap Guarantor"

         "Swap Receipt Amount"

         "Swap Termination Payment"

         Section 3. Designation of Trust and Certificates. (a) The Trust created hereby shall be known as the "PREFERREDPLUS Trust Series CTR-1. The Certificates evidencing certain undivided ownership interests therein shall be known as the "PREFERREDPLUS 8.00% Trust Certificates Series CTR-1".

         (b) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit B. The Certificates shall be issued in authorized denominations of $25 and integral multiples thereof. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness; provided, however, from time to time, upon obtaining prior written confirmation by each Rating Agency that such action will not result in a downgrading or withdrawal of its rating of the Certificates, the Depositor may, without the consent of the Certificateholders, increase the amount of the Underlying Securities in the Trust and the Trust may issue a corresponding amount of additional Certificates in accordance with Section 5.12(a) of the Standard Terms except that clauses
(v), (vi) and (vii) of Section 5.12(a) shall not apply to this Series.

         (c) On each Distribution Date, commencing on December 15, 2001 and ending on the Final Scheduled Distribution Date or such earlier date if the Underlying Securities are redeemed prior to the Final Scheduled Distribution Date, the Certificates will be entitled to receive distributions at a rate of 8.00% per annum on the stated amount of the Certificates.

         (d) On the Final Scheduled Distribution Date, the Certificates will be entitled to a distribution of the aggregate principal amount of such Underlying Securities.

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         (e) Any reference to the principal amount of the Certificates shall be construed as a reference to the stated amount of the Certificates, unless otherwise indicated.

         Section 4. Satisfaction of Conditions to Initial Execution and Delivery of Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

                  (i) the Underlying Securities set forth on Schedule I hereto; and

                  (ii) all documents set forth in Section 5.12 of the Standard Terms except that clauses (v), (vi) and (vii) of Section 5.12(a) shall not apply to this Series.

         Section 5. Distributions. (a) On each Distribution Date, the Trustee shall apply solely to the extent of Available Funds in the Certificate Account as follows:

                  (i) first, to the Trustee, reimbursement for any approved Extraordinary Trust Expenses incurred by the Trustee in accordance with
         Section 6(b) hereof and approved by not less than 100% of the Certificateholders;

                  (ii) second, to the Certificateholders, distributions accrued during the related Collection Period at the rate of 8.00% per annum on the stated amount of such Certificates and distributable on such Certificates on such Distribution Date;

                  (iii) third, to the Certificateholders, if available, any additional distribution owed and paid by the Underlying Securities Issuer as a result of a delay in the receipt by the Trustee of any payment on the Underlying Securities;

                  (iv) fourth, to the Certificateholders, on the Final Scheduled Distribution Date only, a distribution of the aggregate principal amount of the Underlying Securities;

                  (v) fifth, to the extent there remain Available Funds in the Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto; and

                  (vi) sixth, to the extent there remain Available Funds in the Certificate Account, to Merrill Lynch Capital Services, Inc. and if no Available Funds remain in the Certificate Account then no distribution will be made pursuant to this Section 5(a)(vi).

Subject to Section 9(c) hereof, to the extent Available Funds are insufficient to make any required distributions due to the Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall. Neither Merrill Lynch & Co. nor any of its Affiliates will have any claim against the Trust pursuant to Section 5(a)(vi) if the Trust fails to make a distribution on a Distribution Date to such person because no Available Funds remain in the Certificate Account on such Distribution Date.

         (b) On an Optional Exchange Date or a Call Date, as applicable, the Trustee shall distribute to Merrill Lynch & Co. or any of its Affiliates, other than the Depositor, or any other Person exercising an optional exchange pursuant to Section 7 hereof, as the case may be, Underlying Securities in accordance with Section 7 hereof.

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         Section 6. Trustee's Fees; Escrow Agent's Fees. (a) Payment to the
Trustee of Ordinary Expenses shall be as set forth in a separate agreement between the Trustee and the Depositor. The Trustee agrees that in the event Ordinary Expenses are not paid in accordance with such agreement, it shall (i) not have any claim or recourse against the Trust or the property of the Trust with respect thereto and (ii) continue to perform all of its services as set forth herein unless it elects to resign as Trustee in accordance with Section
7.08 of the Standard Terms.

         (b) Extraordinary Trust Expenses shall not be paid out of the Deposited Assets unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, and (ii) all the Certificateholders of Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Trust Expenses. If Extraordinary Trust Expenses are not approved unanimously as set forth in clause (ii), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee. In addition, if the conditions in (i) and (ii) are not both satisfied, the Trustee shall not be obligated to incur any Extraordinary Trust Expense.

         (c) In the event that one or more Call Holders is required to deposit the Call Price with the Escrow Agent on the Exercise Date pursuant to Section 14(c)(iii)(2) hereof, the Depositor and the Escrow Agent shall enter into an agreement reasonably acceptable to both parties thereto whereby the Depositor shall pay to the Escrow Agent a fee in consideration for its services under the Escrow Agreement or Escrow Agreements, as applicable.

         Section 7. Optional Exchange. (a) Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), if it holds Certificates, or any other Person (other than the Depositor) holding Certificates with an aggregate stated amount of $5 million or more acquired pursuant to the exercise of Call Rights held by it, may notify the Trustee, not less than 30 days but not more than 60 days prior to any Optional Exchange Date, that:

                  (i) such Person intends to tender an Authorized Denomination of Certificates that it holds to the Trustee on such Optional Exchange Date in exchange for a proportional amount of Underlying Securities;

                  (ii) such exchange will not cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended;

                  (iii) such exchange will not affect the characterization of the Trust as a "grantor trust" under the Code,

                  (iv) in the case of an exchange of less than all outstanding Certificates, such exchange will not cause a failure to satisfy the minimum requirements for the Certificates to remain listed on the New York Stock Exchange, unless the Person tendering such Certificates will hold all remaining outstanding Certificates upon completion of the exchange for such Certificates pursuant to this Section 7;

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                  (v) such exchange will not be made with respect to
         Certificates subject to outstanding Call Rights held by any Person other than the Person exercising such exchange; and

                  (vi) in the case of an exchange by a person other than Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), such exchange will be made with respect to an aggregate stated amount of Certificates equal to the aggregate stated amount of Certificates acquired by such Person pursuant to the exercise of Call Rights held by it.

Upon tender of such Certificates on such Optional Exchange Date, the Trustee will deliver to the Person tendering such Certificates an amount of Underlying Securities having a principal amount equal to the aggregate principal amount of Underlying Securities then held by the Trust times the aggregate stated amount of Certificates being tendered divided by the aggregate stated amount of Certificates then outstanding.

         (b) Upon receiving notice of a tender offer for the Underlying Securities from the Trustee, Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), if it holds Certificates, or any other Person (other than the Depositor, or an Affiliate of the Person making such tender offer) holding Certificates with an aggregate stated amount of $5 million or more acquired pursuant to the exercise of Call Rights held by it, may notify the Trustee, not less than 5 days but not more than 60 days prior to any Call Date, that:

                  (i) such Person intends to tender an Authorized Denomination of Certificates that it holds to the Trustee on such Call Date in exchange for a proportional amount of Underlying Securities;

                  (ii) such exchange will not cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended;

                  (iii) such exchange will not affect the characterization of the Trust as a "grantor trust" under the Code,

                  (iv) in the case of an exchange of less than all outstanding Certificates, such exchange will not cause a failure to satisfy the minimum requirements for the Certificates to remain listed on the New York Stock Exchange, unless the Person tendering such Certificates will hold all remaining outstanding Certificates upon completion of the exchange for such Certificates pursuant to this Section 7;

                  (v) such exchange will not be made with respect to Certificates subject to outstanding Call Rights held by any Person other than the Person exercising such exchange; and

                  (vi) in the case of an exchange by a person other than Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), such exchange will be made with respect to an aggregate stated amount of Certificates equal to the aggregate stated amount of Certificates acquired by such Person pursuant to the exercise of Call Rights held by it.

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Upon tender of such Certificates on such Call Date, the Trustee will deliver to the Person tendering such Certificates an amount of Underlying Securities having a principal amount equal to the aggregate principal amount of Underlying Securities then held by the Trust times the aggregate stated amount of Certificates being tendered divided by the aggregate stated amount of Certificates then outstanding.

         (c) The requirements set forth in paragraphs (a)(ii), (a)(v) and
(a)(vi) of Section 4.07 of the Standard Terms do not apply to an Optional Exchange pursuant to this Section 7.

         (d) Any costs associated with the exercise of the rights granted under paragraphs (a) and (b) of this Section 7 will be borne by the Person exercising such rights and not by the Trust.

         Section 8. Events of Default. Within 30 days of its receipt of notice of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default actually known to it. However, unless there is an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

         Section 9. Miscellaneous. (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Certificates.

         (b) The Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities; provided, however, that Certificateholders holding all, but not less than all, of the outstanding Certificates may exercise their rights under Section 13(b) with respect to all such Certificates.

         (c) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Certificateholders, proportionately to the ratio of their respective entitlements to interest payments.

         (d) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Loss.

         (e) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates and Call Rights, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates and Call Rights, or otherwise incur, assume or guarantee any indebtedness for money borrowed.

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         (f) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace the Trust.

         (g) Except as expressly provided in the Trust Agreement, the Trust may not sell the Underlying Securities.

         (h) If the Trustee resigns or is removed as Trustee in accordance with
Section 7.08 of the Trust Agreement, in addition to providing the Depositor with written notice, the Trustee shall also provide the Rating Agencies with written notice.

         (i) Merrill Lynch & Co. shall act as the Market Agent and shall serve in such capacity in accordance with the terms of the Market Agent Agreement attached hereto as Exhibit C.

         (j) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by Certificateholders holding Certificates that represent the Required Percentage-Removal, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as provided in the Trust Agreement.

         Section 10. Notices. (a) All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

         If to the Depositor, to:

         Merrill Lynch Depositor, Inc.
         c/o Merrill Lynch & Co.
         World Financial Center
         New York, NY 10281
         Attention:  Barry N.  Finkelstein
         Telephone:  (212) 449-9001
         Facsimile:  (212) 449-9054

         If to the Trustee, to:

         The Bank of New York
         c/o United States Trust Company of New York
         114 West 47th Street
         25th Floor
         New York, New York 10036
         Attention:   Corporate Trust Department
                      -PREFERREDPLUS Trust Series CTR-1
         Telephone:   (212) 852-1667
         Facsimile:   (212) 852-1625

         If to the Securities Intermediary, to:

         The Bank of New York
         c/o United States Trust Company of New York
         114 West 47th Street
         25th Floor
         New York, New York 10036
         Attention:  Corporate Trust Department
                     - PREFERREDPLUS Trust Series CTR-1
         Telephone:  (212) 852-1667
         Facsimile:  (212) 852-1625

         If to the Warrant Agent, to

         The Bank of New York
         c/o United States Trust Company of New York
         114 West 47th Street
         25th Floor
         New York, New York 10036
         Attention:  Corporate Trust Department
                     -PREFERREDPLUS Trust Series CTR-1
         Telephone:  (212) 852-1667
         Facsimile:  (212) 852-1625

         If to the Rating Agencies, to:

         Moody's Investors Service, Inc.
         99 Church Street
         New York, New York 10007
         Attention:  CBO/CLO Monitoring Department
         Telephone:  (212) 553-1494
         Facsimile:  (212) 553-0355

         and to:

         Standard & Poor's
         55 Water Street, 41st Floor
         New York, New York 10041
         Attention:  Structured Finance Surveillance Group
         Telephone:  (212) 438-2482
         Facsimile:  (212) 438-2664

         (b) Copies of all directions, demands and notices required to be given to the Certificateholders hereunder or under the Standard Terms will be given to the Warrant Agent by facsimile transmission and by mail.

         Section 11. Governing Law. This Supplement and the transactions described herein shall be construed in accordance with and governed by the law of the State of New York.

         Section 12. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

         Section 13. Termination of the Trust. (a) The Trust shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a payment default on the Underlying Securities and the distribution in full of all amounts due to the Certificateholders, (ii) the distribution to the Certificateholders of all Underlying Securities in accordance with the Distribution Election, (iii) the exchange of all outstanding Certificates for Underlying Securities pursuant to one or more Optional Exchanges, (iv) the Final Scheduled Distribution Date and (v) the holders of all, but not less than all, of the Certificates exercising their election in Section 13(b) below.

         (b) Certificateholders who hold all, but not less than all, of the outstanding Certificates may, upon prior written notice to the Rating Agencies, elect to terminate the Trust at any time; provided that (i) the exercise of such termination right would not cause the Trust or the Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended and (ii) if and for so long as the call warrants remain outstanding, all of the Call Holders have consented to such termination.

         (c) To the extent that the provisions of this Section 13 conflict with
Section 10.01 of the Standard Terms, the latter shall control.

         Section 14. Sale of Underlying Securities; Call Right

         (a) In the case of Extraordinary Trust Expenses approved by 100% of the Certificateholders of a given Class, pursuant to Section 6(b) hereof, the Trustee may sell all or a portion of the Underlying Securities to pay such Extraordinary Trust Expenses.

         (b) The Call Terms are as follows:

                  (i) The initial holder of the Call Rights is an affiliate of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and such affiliate may transfer the Call Rights, in whole or in part, to one or more third parties in privately negotiated transactions;

                  (ii) A Call Holder that has met the exercise requirements set forth in paragraph (c)(iii) of this Section 14 may, on the Call Date, exercise its option to purchase, in whole or in part, an Authorized Denomination of Certificates at the Call Price;

                  (iii) In order to exercise its Call Right on a Call Date, a Call Holder must, not less than 30 days (or not less than three days after receipt of notice of termination of the Trust or not less than [five] Business Days prior to the expiration of a tender offer for the Underlying Securities) but not more than 60 days prior to such Call
         Date:

                  (1) notify the Trustee in writing of its intention to exercise such Call Right (which notice is irrevocable) together with a copy of the tender offer notice, if applicable,

                  (2) deposit the Call Price with the Escrow Agent (the "Escrow Deposit") to be held in escrow pursuant to an Escrow Agreement reasonably satisfactory to the Trustee and substantially in the form attached hereto as Exhibit D (to be entered into immediately preceding delivery of the Call Price by such Call Holder to the Escrow Agent) until such Call Price is paid by the Trustee to the Certificateholders in accordance with paragraph (d) of this Section 14 or returned to the exercising Holders pursuant to subsection (i) of Section 2.02 of the Warrant Agreement, and

                  (3) provide the Trustee with any other documents customary for a transaction of this nature, including a certificate of the Call Holder certifying the solvency of such Call Holder on such date; provided that the Call Holder need not provide any such solvency certificate if the rating of the senior, unsecured long-term debt of the Call Holder, or the Call Holder's credit support provider, if applicable, by Moody's and S&P is in one of the investment grade categories of Moody's and S&P, respectively, on such date.

The provision of this Section 14(c)(iii)(1) through (3) shall not apply if Warrants are being exercised upon an acceleration of the Underlying Securities and payment in full by the Underlying Securities Issuer of all amounts due upon such acceleration.

         (c) In connection with any exercise of the Call Rights, the Trustee shall select by lot (or by such other reasonable procedure as may be established by the Trustee) a stated amount of the outstanding Certificates to be surrendered by the Certificateholders thereof to the Trustee upon any such exercise, deliver such Certificates to the exercising Call Holder and the proceeds of the Call Price shall be distributed pro rata among such Certificateholders on the Call Date in accordance with the provisions of the Warrant Agreement.

         (d) The rights of the Certificateholders under the Trust Agreement and the Certificates are limited by the terms, provisions and conditions of the Trust Agreement and the Warrant Agreement with respect to the exercise of the Call Rights by the Call Holder. The Certificateholders, by their acceptance of Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the Call Holder's exercise of Call Rights and deposit of the Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement.

         Section 15. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained herein, the Trustee shall not enter into any amendment or modification of the Trust Agreement that would adversely affect in any material respect the interests of the Certificateholders or the Call Holders without the consent of 100% of such Certificateholders or Call Holders, as the case may be; provided, however, that no such amendment or modification will be permitted if the Trustee has been advised by the Depositor that such amendment or modification would alter the status of the Trust as a "grantor trust" for federal income tax purposes. Further, no amendment shall be permitted pursuant to paragraphs (vi), (vii) and
(x) of Section 11.01(a) of the Standard Terms without prior written confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates. The Trustee may consult with counsel and shall be entitled to rely upon an Opinion of Counsel for purposes of determining compliance with the provisions of this Section 15.

         Section 16. Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a "grantor trust" for federal income tax purposes or result in the imposition of tax upon the Certificateholders, or
(ii) that would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event that with the passage of time would become an event of default under the Underlying Securities and with the consent of 100% of the Certificateholders, or (iii) that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Indenture and only with the consent of 100% of the Certificateholders and 100% of the Call Holders. The Trustee shall have no liability for any failure to act resulting from Certificateholders' or Call Holders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders and Call Holders.

         If an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders, the Call Holders and the Rating Agencies of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of 100% of the Certificateholders and 100% of the Call Holders to accept such offer, the Trustee has received the tax opinion described above and if the Trustee is so directed, the Trustee shall promptly notify the Rating Agencies of such direction accompanied by evidence of the affirmative vote of such Certificateholders and Call Holders.

         If an event of default under the Underlying Securities Indenture occurs and is continuing, and if directed by 100% of the Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

         Section 17. Call Right Documentation. Simultaneously with the execution hereof, the Depositor hereby directs the Trustee, in the name of and on behalf of the Trust, to enter into a Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) evidencing the Call Rights and to make representations contained therein on behalf of the Trust. At the direction of the Depositor, the Trustee shall execute such further documents as may be required to evidence any transfer of any or all of the rights, interests or obligations under the Warrant Agreement and any related Warrant Certificates.

         Section 18. Third Party Beneficiary. The Escrow Agent and each Call Holder shall be third party beneficiaries of this Trust Agreement.

         Section 19. Nonpetition Covenant. Solely with respect to the Trust and the Series and for no other purpose, Section 11.07 of the Standard terms is hereby deleted and replaced with the following:

         "Section 11.07. Nonpetition Covenant. Notwithstanding any prior termination of this Trust Agreement, each of the Trustee (including any Administrative Agent, Authenticating Agent and Paying Agent) and the Depositor agrees that it shall not, until the date which is one year and one day after the termination of the PREFERREDPLUS Trust Series CTR-1, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Trust or all or any part of the property or assets of such Trust or ordering the winding up or liquidation of the affairs of such Trust."

         Section 20. Amendments. Solely with respect to the Trust and the Series and for no other purpose, the Standard Terms are hereby amended as follows:

         (a) Clause (iii) of Subsection (c) of Section 2.01 of the Standard Terms shall be deleted and replaced with the following:

         "at the time of delivery of the Underlying Securities, Depositor owns such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest (other than the lien created by this Trust Agreement); and"

         (b) Subsection (e) of Section 2.01 of the Standard Terms shall be deleted and replaced with the following:

                  "Any Trust created hereunder shall not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates and, if applicable, Call Rights, and other than those required or authorized by this Trust Agreement or incidental to and necessary to accomplish such activities. Any Trust created hereunder shall not issue or sell any certificates or other obligations other than the Certificates or, if applicable, Call Rights or otherwise incur, assume or guarantee any indebtedness for money borrowed."

         (c) Clause (v) of Subsection (b) of Section 4.08 of the Standard Terms shall be deleted and replaced with the following:

                  "that Holders of Certificates receiving notice of Call Rights being exercised with respect to the Certificates held by them shall not be entitled to any interest on the Certificates for any period on and after the Call Date, and the only remaining right of Holders of such Certificates is to receive payment of the Call Price upon surrender of the Certificates to the Warrant Agent; and"

         (d) The first sentence of subsection (d) of Section 4.08 of the Standard Terms shall be deleted and replaced with the following:

                  "Once such notice is mailed to a Holder, such Holder shall not be entitled to any right as a Holder other than the right to receive payment of the Call Price on the Call Date and the Certificates subject to the Call Right shall be deemed to have been automatically surrendered to the Trust for further transfer to the holder exercising its Call Right."

         (e) Subsection (e) of Section 4.08 of the Standard Terms shall be deleted and replaced with the following:

                  "At or prior to 12:00 noon on the Call Date, the holder of the Call Right to be exercised shall deposit with the Escrow Agent by wire transfer in same-day funds money sufficient to pay the Call Price of the Certificates to be purchased on that date."

         (f) Subsection (f) of Section 4.08 of the Standard Terms shall be deleted and replaced with the following:

                  "This subsection has been intentionally left blank."

         (g) Subsection (g) of Section 4.08 shall be deleted and replaced with the following:

                  "Upon surrender of any Certificate that is purchased in part, the Depositor shall execute and the Trustee shall authenticate and deliver to the Holder a new Certificate equal in principal amount to the portion of such surrendered Certificate not purchased."

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                           Merrill Lynch Depositor, Inc.,
                                           as Depositor


                                           By:
                                                --------------------------------
                                           Name:    Barry N.  Finkelstein
                                           Title:   President


                                           The Bank of New York,
                                           not in its individual capacity
                                           but as Trustee


                                           By:
                                                --------------------------------
                                           Name:    Andres E. Serrano
                                           Title:   Authorized Signatory


                                           The Bank of New York,
                                           as Securities Intermediary


                                           By:
                                                --------------------------------
                                           Name:    Andres E. Serrano
                                           Title:   Authorized Signatory

SCHEDULE I

              PREFERREDPLUS 8.00% TRUST CERTIFICATES, SERIES CTR-1
                         UNDERLYING SECURITIES SCHEDULE

Underlying Securities:                    $31,200,000 8.00% Notes (principal
                                          amount $1,000 per note) due December
                                          15, 2019 of the Underlying Securities
                                          Issuer

Underlying Securities Indenture:          Indenture dated as of March 17, 1997,
                                          between the Underlying Securities
                                          Issuer and the Underlying Securities
                                          Trustee

Underlying Securities Issuer:             Cooper Tire & Rubber Company, a
                                          Delaware corporation.

Underlying Securities Trustee:            The Chase Manhattan Bank.

Underlying Securities                     216831AE7
CUSIP Number:

Underlying Securities                     December 13, 1999
Original Issue Date:

Underlying Securities                     $225,000,000 8.00% Notes due December
Original Amount Issued:                   15, 2019 (principal amount $1,000 per
                                          note)

Underlying Securities                     333-89149
Commission Filing Number:

Underlying Securities                     December 15, 2019
Maturity Date:

Underlying Securities                     December 15, 2019
Principal Payment Date:

Underlying Securities                     June 15 and December 15, or if any
Interest Payment Dates:                   such date is not a business day, then
                                          the next succeeding business day to
                                          the persons in whose names the
                                          Underlying Securities are registered
                                          at the close of business on June 1 or
                                          December 1 prior to the payment date,
                                          subject to certain exceptions.

Underlying Securities                     8.00% per annum.
Interest Rate:

Underlying Securities                     June 1 and December 1.
Record Dates:

Underlying Securities                     None.
Collateral:

Underlying Securities                     None.
Amortization:

Underlying Securities                     Semi-annual.
Accrual Periods:

Underlying Securities                     The Underlying Securities are
Authorized Denomination                   denominated and payable in U.S.
and Specified Currency:                   dollars and are available in minimum
                                          denominations of $1,000 and integral
                                          multiples thereof.

Underlying Securities                     "A3" by Moody's and "BBB+" by S&P.
Rating as of Closing:

Underlying Securities Form:               Book-entry security with DTC.

EXHIBIT A


                       Standard Terms for Trust Agreements

                              (begins on next page)

EXHIBIT B

                               Form of Certificate

                              (begins on next page)

EXHIBIT C


                             Market Agent Agreement

                              (begins on next page)

                                   EXHIBIT D

                            Form of Escrow Agreement

                              (begins on next page)